U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Great China International Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Silverstrand International Holdings Limited (“Silverstrand”), has entered into a letter of intent dated May 31, 2007 to acquire for US$24,510,000 all of the issued share capital of Loyal Best Property Development Limited (“Loyal Best”), a Hong Kong limited company, from Gentle Knight Limited (“GKL”), an unrelated third party.

Loyal Best is the sole owner of an entity called Shenyang Loyal Best Hunnan Property Development Limited (“Shenyang Loyal Best”), a wholly owned foreign enterprise that is a party to a Confirmation Letter of Auction with respect to a parcel of land located at the center area of Hunnan New Zone in the city of Shenyang, China (the “Project”).

Pursuant to the terms of the letter of intent, GKL is required to provide Silverstrand with specified due diligence documents with respect to Shenyang Loyal Best within three business days. Silverstrand then has 14 days to complete all due diligence with respect to the proposed acquisition. Within eight business days of the date of the letter of intent, Silverstrand is required to pay US$2,580,000 by way of a deposit (the “Deposit”) on the total purchase price for Loyal Best. If Silverstrand fails to timely make the Deposit, Silverstrand has agreed to pay HKD$300,000 (approximately US$38,422) as liquidated damages and the letter of intent will be void.

Assuming satisfactory completion of due diligence, the parties have agreed to execute a definitive agreement with respect to the acquisition no later than 21 days following execution of the letter of intent. If Silverstrand fails to complete its due diligence within the time period specified or fails to execute the definitive agreement, the Deposit will be forfeited. The Deposit is refundable if the due diligence process reveals undisclosed liabilities, and will be applied to the total purchase price if the due diligence process is satisfactory to Silverstrand and Silverstrand signs the definitive agreement. If Shenyang Loyal Best or the Project is sold to a third party after execution of the definitive agreement, GKL has agreed to pay Silverstrand double the Deposit as compensation. The parties intend to close the proposed purchase and sale by July 31, 2007.

Item 4.01	Changes in Registrant’s Certifying Accountant

On June 1, 2007, the Company’s certifying accountant, Murrell, Hall, McIntosh & Co PLLP (the “Accountant”) resigned as the Company’s independent auditor. The resignation was due to business reasons and was not due to any disagreement between the Accountant and the Company and its management.

The Company’s management represents as follows:

(a)     There have been no disputes between management and the Accountant, and the Accountant’s contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope, accounting principles, or uncertainties, except for the issue of “going concern,” for the last two fiscal years or any later interim period through the date hereof. In the auditors' report for the fiscal years ended December 31, 2006 and 2005, the last two years for which the auditor issued a report, the auditor expressed doubts about the Company's ability to “continue as a going concern.”

(b)     During the Company's two most recent fiscal years and any subsequent interim period through the date hereof, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(c)     The Accountant expressed no disagreement or difference of opinion regarding any "reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, including but not limited to:

(i)     the Accountant has not advised the Company that the internal controls necessary for the registrant to develop reliable financial statements do not exist, except for as disclosed in Item 3 of the Company’s Form 10Q filed on November 16, 2006 for the period ended September 30, 2006;

(ii)     the Accountant has not advised the Company that information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

(iii)     the Accountant has not advised the registrant of the need to expand significantly the scope of its audit, or notified the Company that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (B) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

(iv)     the Accountant has not advised the Company that information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.

The Company has provided the Accountant with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K and has requested that the Accountant furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. A copy of this letter is filed with this report as Exhibit 16.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Danny Sui Keung Chau resigned as Chief Financial Officer of the Company at the end of his term of employment, effective June 1, 2007. The Board of Directors of the Company has appointed Ms. Wang Li Rong as its new Chief Financial Officer, effective June 1, 2007. Ms. Wang is currently a director and secretary of the Company. Ms. Wang has served as a Director of Silverstrand and its subsidiary, Shenyang Maryland International Industry Company Limited, since 1995. Ms. Wang manages finance and accounting for Silverstrand International. Ms. Wang has heretofore been paid a salary in her capacity as an employee of Silverstrand, and no additional compensation will be paid to her as a result of her appointment as Chief Financial Officer of the Company.

Item 9.01	Financial Statements and Exhibits

The following are filed as exhibits to this report:

Exhibit No.	Description of Document

10.1	Letter of Intent dated May 31, 2007 among Silverstrand International Holdings Limited, Gentle Knight Limited and Loyal Best Property Development Limited

16.1	Letter from Murrell, Hall, McIntosh & Co PLLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: June 6, 2007	By:	/s/ Frank Jiang
Frank Jiang, Chief Executive Officer